                                  SCHEDULE 14A
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      /X/        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                      TMP WORLDWIDE INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                               TMP WORLDWIDE INC.
                                 1633 BROADWAY
                            NEW YORK, NEW YORK 10019
                                  212-977-4200

                                              May 19, 2000

Dear Stockholder:

    You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held at 11:00 a.m. on Wednesday, June 14, 2000, at the offices of Monster.com, 5 Clock Tower Place, Maynard, Massachusetts 01754.

    At the meeting you will be asked to elect six directors of the Company and to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock. In addition, we will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

    We look forward to greeting personally those stockholders who are able to be present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed proxy and mail it in the envelope provided at your earliest convenience.

    Thank you for your cooperation.

                                          Very truly yours,

                                          [LOGO]

                                          Andrew J. McKelvey
                                          Chairman of the Board
                                          of Directors and CEO

                               TMP WORLDWIDE INC.
                          ----------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          ----------------------------

                                                      NEW YORK, NEW YORK
                                                      MAY   , 2000

    Notice is hereby given that the Annual Meeting of Stockholders of TMP Worldwide Inc. will be held on Wednesday, June 14, 2000 at 11:00 a.m. at the offices of Monster.com, 5 Clock Tower Place, Maynard, Massachusetts 01754 for the following purposes:

(1) To elect six directors to serve for the ensuing year;

(2) To consider and vote upon a proposal to approve an amendment to the Company's Certificate of Incorporation increasing the authorized number of shares of Common Stock $.001 par value, from 200,000,000 shares to 1,500,000,000 shares; and

(3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Stockholders of record at the close of business on May 9, 2000 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    All stockholders are cordially invited to attend the Annual Meeting in person. Stockholders who are unable to attend the Annual Meeting in person are requested to complete and date the enclosed form of proxy and return it promptly in the envelope provided. No postage is required if mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                                      THOMAS G. COLLISON
                                                      SECRETARY

                               TMP WORLDWIDE INC.
                                 1633 BROADWAY
                            NEW YORK, NEW YORK 10019
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                              GENERAL INFORMATION

PROXY SOLICITATION

    This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share (the "Common Stock"), and Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), of TMP Worldwide Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, June 14, 2000, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters which will come before the meeting.

    Proxies for use at the meeting are being solicited by the Board of Directors of the Company. Proxies will be mailed to stockholders on or about May 19, 2000 and will be solicited chiefly by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

REVOCABILITY AND VOTING OF PROXY

    A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the meeting. Shares of the Company's Common Stock and Class B Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote the shares represented thereby to approve Proposal Nos. 1 and 2 as set forth in the accompanying Notice of Annual Meeting of Stockholders and in accordance with their best judgment on any other matters which may properly come before the meeting.

RECORD DATE AND VOTING RIGHTS

    Only stockholders of record at the close of business on May 9, 2000 are entitled to notice of and to vote at the Annual Meeting or any and all
adjournments thereof. On May 9, 2000, there were       shares of Common Stock
outstanding, each of which is entitled to one vote on each of the matters to be presented at the Annual Meeting, and 4,762,000 shares of Class B Common Stock outstanding, each of which is entitled to ten votes on Proposal No. 1. Shares of Class B Common Stock are not entitled to vote on Proposal No. 2. Andrew J. McKelvey beneficially owns 21,773,243 shares of Common Stock, representing
approximately     % of the outstanding Common Stock and all of the Class B
Common Stock, giving him in excess of 50% of the combined voting power of the Company; no other stockholder of the Company has in excess of 1% of the combined voting power of the Company. It is expected that Mr. McKelvey will vote for Proposal Nos. 1 and 2. The holders of a majority of the outstanding shares of Common Stock and Class B Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum with respect to Proposal No. 1. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum with respect to Proposal No. 2. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under applicable Delaware law, the effect of broker non-votes on a particular matter depends on whether the matter is one as to which the broker or nominee has discretionary voting authority under the applicable rule of the New York Stock Exchange. The effect of broker non-votes on the specific items to be brought before the Annual Meeting of Stockholders is discussed under each item.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

    The following table sets forth information as of March 31, 2000 (except as otherwise noted in the footnotes), regarding the beneficial ownership determined in accordance with the rules of the Securities and Exchange Commission (the "SEC"), which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities, of the Company's Common Stock by: (i) each person known by the Company to own beneficially more than five percent (5%) of the Company's outstanding Common Stock; (ii) each director and nominee for director of the Company; (iii) each executive officer named in the Summary Compensation Table (see "Executive Compensation"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise specified, the named beneficial owner has the sole voting and investment power over the shares listed.

                                                 AMOUNT AND NATURE OF
                                                BENEFICIAL OWNERSHIP OF                           PERCENTAGE OF
                                                 COMMON STOCK/CLASS B         PERCENTAGE OF          CLASS B
NAME OF BENEFICIAL OWNER                             COMMON STOCK             COMMON STOCK        COMMON STOCK
------------------------                        -----------------------   ---------------------   -------------
Andrew J. McKelvey(1).........................        26,535,243                         27.4%         100%
Thomas G. Collison(2).........................           243,988                            *           --
James J. Treacy(3)............................           704,544                            *           --
Jeffrey C. Taylor(4)..........................           343,080                            *           --
Paul M. Camara(5).............................           294,190                            *           --
George R. Eisele(6)...........................           153,860                            *           --
Ronald J. Kramer(7)...........................            11,250                            *           --
Michael Kaufman(8)............................            22,500                            *           --
John Swann(9).................................            21,740                            *           --
All directors and executive officers as a
  group (11 persons)(10)......................        28,357,553                         30.8%         100%
Putnam Investments, Inc.(11)..................         5,644,512                          7.0%          --
Janus Capital Corporation(12).................         9,256,870                         10.0%          --

------------------------

*   Less than 1%

(1) Includes 4,762,000 shares of Class B Common Stock which are convertible, on a share for share basis, into Common Stock. Each share of Class B Common Stock has ten votes per share. Also includes 4,115 shares of Common Stock owned by Mr. McKelvey's wife, 200 shares of Common Stock owned by Mr. McKelvey's daughter and 902 shares of Common Stock held by TMP's 401(k) Plan. Mr. McKelvey disclaims beneficial ownership of the shares owned by his wife.

(2) Includes 902 shares of Common Stock held by TMP's 401(k) Plan and 34,168 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2000.

(3) Includes 600 shares of Common Stock owned by Mr. Treacy's daughters, 902 shares of Common Stock held by TMP's 401(k) Plan, and 175,832 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2000.

(4) Includes 902 shares of Common Stock held by TMP's 401(k) Plan and 254,186 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2000.

(5) Includes 902 shares of Common Stock held by TMP's 401(k) Plan and 93,000 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2000.

(6) Includes 762 shares of Common Stock held by TMP's 401(k) Plan and 1,000 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2000.

(7) Consists of 11,250 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2000.

(8) Consists of 22,500 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2000.

(9) Consists of 21,740 shares of Common Stock issuable upon the exercise of options which are exercisable within 60 days of March 31, 2000.

(10) Includes 4,762,000 shares of Class B Common Stock, which are convertible on a share for share basis, into Common Stock, 5,272 shares held by TMP's 401(k) plan and 4,915 shares beneficially owned. Also includes 637,833 shares subject to options which are exercisable within 60 days of March 31, 2000.

(11) Putnam Investments, Inc. may be deemed to beneficially own 5,644,512 shares of our Common Stock which are held of record by clients of Putnam Investments, Inc. Putnam Investments, Inc. does not have sole voting or dispositive power with respect to any of the shares and has shared voting power with respect to 117,300 shares and shared dispositive power with respect to 5,644,512 shares. Information with respect to Putnam
    Investments, Inc. has been derived from their Schedule 13G dated
    February 18, 2000 as filed with the Securities and Exchange Commission.

(12) Janus Capital Corporation may be deemed to beneficially own 9,256,870 shares of our Common Stock which are held of record by clients of Janus Capital Corporation. Janus Capital Corporation does not have sole voting or dispositive power with respect to any of the shares and has shared voting power with respect to 9,256,870 shares and shared dispositive power with respect to 9,256,870 shares. Information with respect to Janus Capital Corporation has been derived from their Schedule 13G dated January 11, 2000 as filed with the Securities and Exchange Commission.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

    Six directors (constituting the entire Board) are to be elected at the Annual Meeting. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and shall qualify. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

    The nominees, their ages, the year in which each first became a director and their principal occupations or employment during the past five years are:

                                                    YEAR FIRST                PRINCIPAL OCCUPATION
NOMINEE                                  AGE      BECAME DIRECTOR          DURING THE PAST FIVE YEARS
-------                                --------   ---------------   -----------------------------------------
Andrew J. McKelvey...................     65           1967         Chairman of the Board, CEO and a director
                                                                    since founding the Company in 1967.
                                                                    Mr. McKelvey has a B.A. from Westminster
                                                                    College. Mr. McKelvey was a member of the
                                                                    Board of Directors of the Yellow Pages
                                                                    Publishers Association and the
                                                                    Association of Directory Marketing from
                                                                    1994 through September 1996.

George R. Eisele.....................     63           1987         Director of the Company since September
                                                                    1987 and Executive Vice President of TMP
                                                                    Worldwide Direct, the Company's direct
                                                                    marketing division, since 1989.

James J. Treacy......................     42           1998         Director of the Company since September
                                                                    1998, Chief Operating Officer since
                                                                    February 1998, Executive Vice
                                                                    President--Finance and Strategy since
                                                                    April 1996. Mr. Treacy joined the Company
                                                                    in June 1994 as Chief Executive Officer
                                                                    of the Recruitment Division. Prior to
                                                                    joining the Company, Mr. Treacy was
                                                                    Senior Vice President--Western Hemisphere
                                                                    Treasurer for the WPP Group USA, Inc.

Michael Kaufman......................     54           1997         Director of the Company since October
                                                                    1997. Mr. Kaufman is President of
                                                                    SBC/Prodigy Transition. Mr. Kaufman
                                                                    previously served as President and CEO of
                                                                    Pacific Bell's Consumer's Market Group.
                                                                    Prior thereto, Mr. Kaufman was the
                                                                    President and CEO of Pacific Bell
                                                                    Communications, a subsidiary of SBC
                                                                    Communications Inc., and from 1993
                                                                    through April 1997 he was the regional
                                                                    president for the Central and West Texas
                                                                    market area of Southwestern Bell
                                                                    Telephone. Mr. Kaufman holds a B.A. and
                                                                    an M.B.A. from the University of
                                                                    Wisconsin.

John Swann...........................     63           1996         Director of the Company since September
                                                                    1996. In 1995, Mr. Swann founded Cactus
                                                                    Digital Imaging Systems, Ltd., Canada's
                                                                    largest supplier of electronically
                                                                    produced large format color prints.

                                                    YEAR FIRST                PRINCIPAL OCCUPATION
NOMINEE                                  AGE      BECAME DIRECTOR          DURING THE PAST FIVE YEARS
-------                                --------   ---------------   -----------------------------------------
Ronald J. Kramer.....................     41           2000         Director of the Company since February
                                                                    2000. Mr. Kramer has been a managing
                                                                    director of Wasserstein Perella & Co.,
                                                                    Inc. since July 1999. Prior thereto, Mr.
                                                                    Kramer was the Chairman and CEO of
                                                                    Ladenburg Thalmann Group Inc. and had
                                                                    been employed there for more than the
                                                                    last five years. Mr. Kramer is also a
                                                                    director of Griffon Corporation, Lakes
                                                                    Gaming and New Valley Corporation.

    All directors hold office until the next meeting of the stockholders of the Company and until their successors are elected and qualified.

    The Board of Directors has a Compensation Committee charged with recommending to the Board the compensation for the Company's executives and administering the Company's stock option and benefit plans. The Compensation Committee is currently composed of Messrs. Kramer and Kaufman. During 1999, the Compensation Committee met twice and acted forty-one times by unanimous consent in lieu of a meeting. The Board of Directors also has an Audit Committee charged with recommending to the Board the appointment of independent auditors of the Company, as well as discussing and reviewing, with the independent auditors, the scope of the annual audit and results thereof. The Audit Committee is currently composed of Messrs. Kramer and Kaufman. During 1999, the Audit Committee met twice. The Board of Directors also has a Strategy Committee charged with recommending to the Board strategic plans. The Strategy Committee is currently composed of Messrs. Kramer and Kaufman. During 1999, the Strategy Committee met once. Each Committee member attended at least 75% of the meetings of such Committee held when he was a member.

    During the fiscal year ended December 31, 1999, the Board of Directors held two meetings and acted fifteen times by unanimous written consent in lieu of a meeting. Each director attended at least 75% of the meetings of the Board of Directors held when he was a Director.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based upon on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during fiscal 1999 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

VOTE REQUIRED

    The six nominees receiving the highest number of affirmative votes of the shares present in person or represented by proxy and entitled to vote for them, a quorum being present, shall be elected as directors. Only votes cast for a nominee will be counted, except that the accompanying proxy will be voted for all nominees in the absence of instruction to the contrary. Abstentions, broker non-votes and instructions on the accompanying proxy card to withhold authority to vote for one or more nominees will result in the respective nominees receiving fewer votes. However, the number of votes otherwise received by the nominee will not be reduced by such action.

    THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1--ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                             EXECUTIVE COMPENSATION

    The following table sets forth information concerning all cash and non-cash compensation paid or to be paid by the Company as well as certain other compensation awarded, earned by and paid, during the fiscal years indicated, to the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for such periods in all capacities in which they served.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM COMPENSATION
                                                ANNUAL COMPENSATION                              AWARDS
                                  -----------------------------------------------      ---------------------------
                                                                        OTHER           SECURITIES        ALL
                                                                        ANNUAL          UNDERLYING       OTHER
NAME AND PRINCIPAL POSITION         YEAR       SALARY      BONUS     COMPENSATION      OPTIONS/SARS   COMPENSATION
--------------------------------  --------   ----------   --------   ------------      ------------   ------------
Andrew J. McKelvey,.............    1999     $  833,364         --      $21,874(1)              --           --
  Chairman of the Board and CEO     1998      1,500,000         --       21,395(1)              --           --
                                    1997      1,500,031         --       23,111(1)              --           --

James J. Treacy,................    1999        329,576   $ 35,000        3,200(2)         400,000           --
  Chief Operating Officer and       1998        231,100     35,000        3,200(2)         150,000           --
  Executive Vice President--        1997        211,531     50,000        3,200(2)         143,332           --
  Finance and Strategy

Jeffrey C. Taylor,..............    1999        400,000    112,500       67,375(3)       2,000,000           --
  CEO of TMP Interactive            1998        401,314     50,000       20,000(3)         200,000           --
                                    1997        217,196    100,000       20,000(3)          82,250           --

Thomas G. Collison,.............    1999        207,031         --        3,200(2)          60,000           --
  Vice Chairman and Secretary       1998        207,031         --        3,200(2)          10,000           --
                                    1997        207,031     50,320        3,200(2)          37,668           --

Paul M. Camara,.................    1999        359,148         --        3,200(2)         500,000           --
  Executive Vice President--        1998        225,031         --        3,200(2)         200,000           --
  Creative/Sales/Marketing          1997        225,030     52,680        3,200(2)          48,500           --

------------------------

(1) $3,200 represents matching contributions made to the Company's 401(k) Plan in each of 1999, 1998 and 1997 and $18,674, $18,195 and $19,911 represents lease payments for an automobile in 1999, 1998 and 1997, respectively.

(2) Represents matching contributions made to the Company's 401(k) Plan.

(3) $3,200 represents matching contributions made to the Company's 401(k) Plan in each of 1999, 1998 and 1997 and $16,800 represents lease payments for an automobile in each of 1999, 1998 and 1997 and $47,375 represents
    Mr. Taylor's 1999 commission compensation.

STOCK OPTIONS

    The following table sets forth certain summary information concerning individual grants of stock options made during the year ended December 31, 1999 to each of the Company's executive officers named in the Summary Compensation Table.

                                       INDIVIDUAL GRANTS
                              -----------------------------------                POTENTIAL REALIZABLE VALUE AT
                              NUMBER OF    % OF TOTAL                               ASSUMED ANNUAL RATES OF
                              SECURITIES    OPTIONS     EXERCISE                 STOCK PRICE APPRECIATION FOR
                              UNDERLYING   GRANTED TO    OR BASE                        OPTION TERM(2)
                               OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   -----------------------------
NAME                           GRANTED     IN 1999(1)     SHARE        DATE           5%              10%
----                          ----------   ----------   ---------   ----------   -------------   -------------
Andrew J. McKelvey.........          --          --           --           --              --              --
James J. Treacy............     400,000         5.7%     $22.063     08/05/09     $37,435,607     $64,837,086
Jeffrey C. Taylor..........   2,000,300        28.7%            (4)          (4)  184,385,482     321,414,426
Thomas G. Collison.........      60,000         0.9%            (3)          (3)    5,214,091       9,324,340
Paul M. Camara.............     500,000         7.2%     $22.063     08/05/09      46,794,509      81,046,357

------------------------

(1) In December 1999, the Company's Board of Directors granted the indicated options. The indicated percentages are based on 6,942,880 options granted in 1999 under the 1999 Long Term Incentive Plan and 30,000 options granted in April 1999 under the 1996 Stock Option Plan and do not include 3,405,100 options which are a result of the conversion of options of companies acquired by TMP.

(2) These amounts represent assumed rates of appreciation in the price of the Company's Common Stock during the term of the option in accordance with rates specified in applicable federal securities regulations. Actual gains, if any, or stock option exercises, will depend on the future price of the Common Stock and overall stock market conditions. The Company's stock price, as reported by the Nasdaq National Market on December 31, 1999, was $71.00 per share.

(3) Mr. Collison was granted options to purchase 50,000 shares of the Company's Common Stock on October 18, 1999 at a per share exercise price of $25.00, these options expire on October 18, 2009. Mr. Collison was granted options to purchase 10,000 shares of the Company's Common Stock on December 1, 1999 at a per share exercise price of $47.50, these options expire on December 1, 2009.

(4) Mr. Taylor was granted options to purchase 2,000,000 shares of the Company's Common Stock on July 30, 1999 at an exercise price per share of $23.47. These options expire on July 30, 2009. Mr. Taylor was also granted options to purchase 300 shares of the Company's Common Stock on December 1, 1999 at an exercise price per share of $47.50. These options expire on December 1, 2009.

    The following table sets forth at December 31, 1999 the number of securities underlying unexercised options and the value of unexercised options held by each of the executive officers named in the Summary Compensation Table:

                                                NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                               UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                 OPTIONS AT YEAR END         OPTIONS AT YEAR END(1)
                                             ---------------------------   ---------------------------
NAME                                         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                         -----------   -------------   -----------   -------------
Andrew J. McKelvey.........................         --              --              --             --
James J. Treacy............................    175,832         517,500      11,084,341     26,368,281
Jeffrey C. Taylor..........................    254,186       2,130,564      15,547,477    102,908,601
Thomas G. Collison.........................     34,168          72,500       2,183,159      3,284,200
Paul M. Camara.............................     93,000         655,500       5,648,469     33,452,375

------------------------

(1) Computed based upon the difference between the Stock Option exercise price and $71.00, the closing price of the Company's Common Stock on December 31, 1999.

EMPLOYMENT AGREEMENTS

    The Company has entered into an amended employment agreement with Andrew J. McKelvey, effective as of November 15, 1996, for a term ending on November 14, 2001. The agreement provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 90 days prior to the expiration of the then current term. The agreement also provides that Mr. McKelvey will serve as Chairman of the Board and CEO of the Company and will be nominated for election as a director during all periods of his employment. Under the agreement, Mr. McKelvey is entitled to a base salary of $1,500,000 per year and until November 1998, when his agreement was amended, was entitled to mandatory quarterly bonuses of $375,000. Mr. McKelvey waived such bonuses.
Mr. McKelvey was paid $833,364 in 1999. On May 1, 1999, the Company and
Mr. McKelvey further amended the employment agreement to provide for an annual base salary of $500,000 and an annual bonus, based on exceeding earnings per share targets, not to exceed $500,000. Under the agreement, Mr. McKelvey may terminate his employment upon 90 days' prior written notice for any reason. The agreement also provides that in the event Mr. McKelvey's employment is terminated by the Company prior to its expiration for reasons other than for "cause," the Company shall pay Mr. McKelvey his base salary for the remaining term of the agreement at the times it would have been payable had he remained employed. The agreement further provides that in the event of Mr. McKelvey's voluntary resignation, termination of his employment by the Company for cause or nonrenewal of the agreement, Mr. McKelvey shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary for a period of 180 days after any such termination at the times it would have been payable had he remained employed. The agreement also contains confidentiality provisions, whereby Mr. McKelvey agrees not to disclose any confidential information regarding the Company and its affiliates.

    The Company has entered into a second amended employment agreement with James J. Treacy, effective as of October 1, 1999, for an indefinite term on an at-will basis. The agreement provides that either party may terminate the agreement for any reason. Pursuant to the agreement, Mr. Treacy will serve as Chief Operating Officer and Executive Vice President, Finance and Strategy of the Company for a base salary in 1999 of $475,000 and an annual bonus equivalent to a percentage, ranging from 25% to 50%, of his salary if certain goals mutually agreed upon by Mr. Treacy and the Chief Executive Officer are attained by Mr. Treacy and/or the Company. The agreement provides that in the event
Mr. Treacy is terminated for "cause" or voluntarily resigns, he shall not be entitled to any severance, and in the event Mr. Treacy is terminated by reason of his death, disability or for other reasons, he or his estate shall be entitled to his base salary and minimum annual bonus for a period of one year after the effective date of his termination payable at the times they would have been payable had he remained employed, less income earned by him from the performance of any personal services during such period. The agreement provides that in the event Mr. Treacy's employment is terminated by death all of his options shall become fully vested and exercisable for the shorter of one year or the balance of the term provided in the stock option agreement. The agreement contains confidentiality provisions, whereby Mr. Treacy agrees not to disclose any confidential information regarding the Company and its affiliates, as well as nonsolicitation provisions which prohibit Mr. Treacy from soliciting any active or prospective accounts of the Company or its affiliates for a period of one year following termination.

    The Company's subsidiary, TMP Interactive Inc., entered into a second amended and restated employment agreement with Jeffrey C. Taylor, effective as of August 28, 1998, for a term ending December 31, 2001. That agreement provides for automatic renewal for successive one year terms unless either party notifies the other to the contrary at least 60 days prior to its expiration. The agreement provides that Mr. Taylor will serve as Chief Executive Officer of TMP Interactive Inc. and currently provides Mr. Taylor with a base salary of $400,000 per year and annual bonuses of at least $100,000 per year based on formulae mutually agreed to by the parties. Under the agreement, Mr. Taylor may terminate his employment upon written notice for certain material alterations in his responsibilities, duties, and authorities or upon 90 days' prior written notice for any reason. The agreement provides that in the event

Mr. Taylor's employment is terminated by TMP Interactive Inc. prior to its expiration for reasons other than cause or is terminated by Mr. Taylor for certain material alterations in his responsibilities, duties and authorities, TMP Interactive Inc. shall pay Mr. Taylor his base salary and his annual bonus from the preceding year or, if not yet issued a minimum of $100,000 and all of Mr. Taylor's options to purchase TMP stock shall become fully vested and Mr. Taylor and his immediate family shall be provided with specified insurance for a period of one year. The agreement also provides that in the event of Mr. Taylor's voluntary resignation, termination of his employment by TMP Interactive Inc. for "cause" or non-renewal of the agreement, Mr. Taylor shall not be entitled to any severance, and in the event of his disability or death he or his estate shall be paid his base salary and certain other benefits for a period of 90 days at the times they would have been payable had he remained employed. The agreement contains confidentiality provisions, whereby Mr. Taylor agrees not to disclose any confidential information regarding TMP
Interactive Inc. and its affiliates, as well as non-competition provisions. The non-competition covenants generally survive the termination or expiration of Mr. Taylor's employment for two years, provided that in certain circumstances TMP Interactive Inc. must pay Mr. Taylor one-half of his base salary, one-half of his $75,000 minimum annual bonus, medical benefits and an additional payment of $19,792 per month for the duration of the non-competition obligation.
Mr. Taylor's agreement also prohibits him from soliciting or servicing customers or prospective customers of TMP Interactive Inc. and its affiliates for a period of two years following the termination or expiration of his employment.

STOCK OPTION AWARDS

    In January 1996, the Company's Board of Directors adopted the 1996 Stock Option Plan (the "Stock Option Plan"), which, as amended, provides for the issuance of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and non-statutory stock options, to purchase an aggregate of up to 6,000,000 shares of the Common Stock of the Company. The Stock Option Plan permits the grant of options to officers, employees and consultants of the Company and its affiliates.

    In December 1998, the Company's Board of Directors adopted the Company's 1999 Long-Term Incentive Plan (the "1999 Plan") and granted options to purchase an aggregate of 666,000 shares of Common Stock to certain of its executive officers and directors. Such options were granted at a per share exercise price of $13.437, the fair market value of the Company's Common Stock on the date of grant. In 1999, options to purchase 174,656 shares of Common Stock were granted at a per share exercise price of $23.125, options to purchase 10,000 shares of Common Stock were granted at a per share exercise price of $31.182, options to purchase 2,000,000 shares of Common Stock were granted at a per share exercise price of $23.468, options to purchase 900,000 shares of Common Stock were granted at a per share exercise price of $22.063, options to purchase 50,000 shares of Common Stock were granted at a per share exercise price of $25.00 and options to purchase 55,000 shares of Common Stock were granted at a per share exercise price of $47.50. The exercise price of all of the option grants was determined based upon the fair market value of the Company's Common Stock on the date of the Grant of the option. The Company no longer makes grants under the 1996 Stock Option Plan.

COMPENSATION OF DIRECTORS

    Directors who are full time employees of the Company receive no additional compensation for their services as a director. Each of the Company's non-employee directors receives $15,000 per year for services rendered as a director, plus a per meeting fee of $5,000 for each meeting of the board of directors or a committee of the board of directors attended in person after the fifth such meeting attended in person, plus reimbursement of expenses incurred in connection with his or her duties as director.

    The Company has adopted the 1996 Stock Option Plan for Non-Employee Directors (the "Directors' Plan"), pursuant to which options to acquire a maximum aggregate of 360,000 shares of Common Stock may be granted to non-employee directors. Pursuant to the Directors' Plan, each of Messrs. Kaufman and

Swann, its non-employee directors, was granted an option to purchase 22,500 shares of Common Stock at a purchase price per share equal to the fair market value of the Common Stock on the date of such director's election to the Board of Directors ($11.81 in the case of Mr. Kaufman and $7.00 in the case of Mr. Swann). The options have a ten-year term and become exercisable as determined by the Compensation Committee. The options may be exercised by payment in cash, check or shares of Common Stock.

    Pursuant to the 1999 Plan, each new non-employee director of the Company will be automatically granted an option to purchase 22,500 shares of Common Stock upon his or her commencement of service as a non-employee director. Accordingly, Mr. Kramer received such option in February 2000, at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, each non-employee director of the Company will automatically be granted an option to purchase 5,000 shares of Common Stock under the 1999 Plan on the day following each Annual Meeting of Stockholders that occurs at least one year after the first anniversary of the date he or she first became a non-employee director. Automatic option grants will have a ten-year term and an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted to non-employee directors upon their commencement of service will be 50% vested on the date of grant and will generally become fully vested on the first anniversary of the date of grant. Options granted to non-employee directors on an annual basis will generally become 50% vested on each of the first two anniversaries of the date of grant. The Company will no longer make grants under the Directors' Plan.

                 COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

    The report of the Compensation Committee of the Board of Directors (the "Compensation Committee") shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

    The Compensation Committee was formed in September, 1996 and currently consists of Messrs. Kramer and Kaufman, each of whom is an independent non-employee director. The Compensation Committee is charged with recommending to the Board of Directors the compensation for the Company's executives and administering the Company's stock option and benefit plans.

COMPENSATION PHILOSOPHY

    The Company believes that executive compensation should be closely related to increased stockholder value. One of the Company's strengths contributing to its successes is a strong management team, many of whom have been with the Company for a number of years. The Committee believes that low executive turnover has been instrumental to the Company's success, and that the Company's compensation program has played a major role in limiting executive turnover. The compensation program is designed to enable the Company to attract, retain and reward capable employees who can contribute to the continued success of the Company, principally by linking compensation with the attainment of key business objectives. Equity participation and a strong alignment to stockholders' interests are key elements of the Company's compensation philosophy. Accordingly, the Company's executive compensation program is designed to provide competitive compensation, support the Company's strategic business goals and reflect the Company's performance.

    The compensation program reflects the following principles:

    - Compensation should encourage increased stockholder value.

    - Compensation programs should support the short- and long-term strategic business goals and objectives of the Company.

    - Compensation programs should reflect and promote the Company's values and reward individuals for outstanding contributions toward business goals.

    - Compensation programs should enable the Company to attract and retain highly qualified professionals.

PAY MIX AND MEASUREMENT

    The Company's executive compensation is comprised of two components, base salary and incentives, each of which is intended to serve the overall compensation philosophy.

BASE SALARY

    The Company's salary levels are intended to be consistent with competitive pay practices and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance and resources of the Company, general economic conditions as well as a number of factors relating to the particular individual, including the performance of the individual executive, and level of experience, ability and knowledge of the job.

INCENTIVES

    Incentives consist of stock options and cash awards paid to the Company's senior and middle management executives. Mr. McKelvey does not receive incentives. Cash incentive payments and stock option awards in 1999 to Mr. Treacy were based on obtaining operational efficiencies and spearheading the Company's investor relations. Mr. Taylor's cash incentive and stock options were based on growth in internet billings and traffic and growing brand awareness. Mr. Collison's stock option award was based on objectives for completing acquisitions. Mr. Camara's stock option award was based on new business goals and spearheading award winning advertising campaigns. In 1999, other key executives were granted stock options based on revenue, divisional or regional profit, client retention or other preset objectives related to performance as set forth in the Company's 1999 annual plan.

    The Committee strongly believes that the pay program should provide employees with an opportunity to increase their ownership and potentially gain financially from Company stock price increases. By this approach, the best interests of stockholders, executives and employees will be closely aligned. Therefore, executives and other employees are eligible to receive stock options, giving them the right to purchase shares of Common Stock of the Company at a specified price in the future. The grant of options is based primarily on a key employee's potential contribution to the Company's growth and profitability, based on the Committee's discretionary evaluation. Options are granted at the prevailing market value of the Company's Common Stock and will only have value if the Company's stock price increases. Generally, grants of options vest over a period of time and executives must be employed by the Company for such options to vest.

CHIEF EXECUTIVE OFFICER 1999 COMPENSATION

    Pursuant to his employment agreement, the base salary for Andrew J. McKelvey, the Company's CEO and Chairman of the Board, was $833,364 during the Company's fiscal year ended December 31, 1999. Such base salary represents no increase over the previous year's salary. The employment agreement was entered into by the Company as a recognition of Mr. McKelvey's services to the Company as well as an acknowledgment of his stature in the industry.

    The aggregate compensation of Mr. McKelvey was deemed appropriate by the Compensation Committee considering the overall performance of the Company and Mr. McKelvey.

TAX EFFECTS

    Section 162(m) of the Code generally limits to $1,000,000 the annual income tax deduction for certain "non-performance based" compensation paid to the chief executive officer or any of the four other highest paid offices of a publicly held corporation. "Performance-based compensation" is not subject to the deduction limitation if certain requirements are met. Based on the transition rules set forth in the Code and the regulations promulgated thereunder, compensation payable to Mr. McKelvey under his employment agreement should be exempt from the non-deductibility provisions of Section 162(m) through the 1999 calendar year.

    The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate business goals and stockholder value. The Committee believes its compensation practices are directly tied to stockholder returns and linked to the achievement of annual and longer-term financial and operational results of the Company on behalf of the Company's stockholders. In view of the Company's performance and achievement of goals and competitive conditions, the Compensation Committee believes that compensation levels during 1999 adequately reflect the Company's compensation goals and policies.

                             COMPENSATION COMMITTEE
                                 Ronald Kramer
                                Michael Kaufman

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    On September 16, 1996, the Company's Board of Directors established a Compensation Committee, which currently consists of Messrs. Kramer and Kaufman to recommend compensation for the Company's executives and to administer the Company's stock option and other benefit plans. Prior to September 16, 1996, all matters concerning executive officer compensation were addressed by the entire Board of Directors. In February 2000 and in October 1997, respectively,
Mr. Kramer and Mr. Kaufman received stock options to purchase 11,304 shares and 22,500 shares of Common Stock, respectively, at an exercise price of $63.07 per share and $11.81 per share, respectively, equal to the fair market value on the date of grant.

                              CERTAIN TRANSACTIONS

    Messrs. McKelvey, Eisele, Camara and Collison have approximately 69.4%, 10%, 5% and 5% interests, respectively, in International Drive, L.P., the lessor of the Company's 48,000 square foot office in Mt. Olive, New Jersey. This lease runs through December 2004 and the Company's rent for this space is $46,200 per month. Mr. McKelvey has a 49% interest in TPH & AJM, a partnership, the lessor of the office occupied by Telephone Directory Advertising, Inc., an entity in which the Company has a 48.92% interest. This lease runs through June 2000 and Telephone Directory Advertising, Inc.'s rent for this space is currently $9,286 per month.

    On January 1, 1996, TMP Worldwide Communications Inc., the Company's Canadian recruitment advertising subsidiary, entered into a management agreement with TMPW Canada Inc., a recruitment advertising company owned by Mr. Swann, pursuant to which TMP Worldwide Communications Inc. provides management services in exchange for a percentage of the billings of TMPW Canada Inc. which is agreed to from time to time. The agreement has no stated term but is terminable by either party on 30 days' notice. For the years ended December 31, 1999, 1998 and 1997, TMPW Canada Inc. paid approximately $396,000, $537,000, and $294,000, respectively to TMP Worldwide Communications Inc. for management services.

    Beginning in June 1999, the Company periodically used the service of an aircraft for a company from a company owned by Mr. McKelvey, and in connection therewith, $215,000 was paid through December 31, 1999.

    The Company believes that all transactions with the aforementioned directors and executive officers were made on terms no less favorable to the Company than would have been obtained from unaffiliated third parties and were approved or ratified by the entire Board, including disinterested directors.

                           THE COMPANY'S PERFORMANCE

    The Stock Price Performance Graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                        COMPARE CUMULATIVE TOTAL RETURN
                            AMONG TMP WORLDWIDE INC.
                     NASDAQ MARKET INDEX AND SIC CODE INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS
                     12/13/96  12/31/96  12/31/97  12/31/98  12/31/99
TMP Worldwide Inc.     100.00     91.07    164.29    300.00   1014.29
SIC Code Index         100.00     94.93    136.82    195.17    364.11
NASDAQ Market Index    100.00     99.77    122.04    172.13    303.59

    The above Graph compares the performance of the Company from December 12, 1996, the date that the Company's Common Stock commenced trading on the Nasdaq National Market, through December 31, 1999, against the performance of the Nasdaq National Market Index and the Company's Peer Group (SIC Code Index) for the same period. The companies included in the Company's Peer Group are @Plan Inc., Careerbuilder Inc., Catalina Marketing Corp., Cordiant Communications Group plc, Cybergold Incorporated, Digital Generation
Systems, Inc., Flycast Communications, Grey Advertising, Inc., Healthworld Corp., Hearme Incorporated, Interpublic Group of Companies, Inc., Lamar Advertising Co., Leapnet, Inc., Lifeminders.com Inc., Obie Media Corp., Omnicom Group, Inc., Princeton Video Image, Promotions.com Inc., Saatchi & Saatchi plc, True North Communications, WPP Group plc, Yesmail.com Incorporated and Young & Rubicam, Inc.

          PROPOSAL NO. 2--AMENDMENT OF CERTIFICATE OF INCORPORATION TO
            INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The Board of Directors has unanimously adopted and submits to stockholders for their approval an amendment to Article FIFTH of the Certificate of Incorporation which would increase the number of shares of Common Stock, par value $.001 per share, which the Company is authorized to issue from

200,000,000 shares to 1,500,000,000 shares. The full text of the proposed amendment to Article FIFTH is set forth in Appendix A hereto and the foregoing discussion is qualified by reference thereto.

    The authorized stock of the Company consists of 200,000,000 shares of Common Stock, 39,000,000 shares of Class B Common Stock, 200,000 shares of 10.5% Cumulative Preferred Stock and 800,000 shares of Preferred Stock. As of May 9,
2000,       shares of Common Stock were issued and outstanding, exclusive of
      shares held in treasury. In addition, as of May 9, 2000          shares of
Common Stock are reserved for issuance under currently outstanding options and for new awards under the Company's 1999 Long Term Incentive Plan. Except to the extent that the Company may issue shares of Common Stock reserved therefor pursuant to its stock option plans, the Company has not entered into any agreements or understandings, and has no present plans, for the issuance of additional shares of the Company's Common Stock, but wishes to have such shares available for future isssuances as the need may arise.

    The Board of Directors has proposed this increase in the authorized number of shares of Common Stock and recommends its adoption in order to provide the Company with greater flexibility to issue Common Stock for appropriate corporate purposes. Among the purposes for which such additional authorized stock could be issued include funding its capital needs and corporate growth, for the acquisition of desirable businesses, for stock options to attract and retain employees and for stock splits and stock dividends. If Proposal No. 2 is not adopted, the Company's ability to finance its future capital needs will be severely limited. The Company relies on options as an integral part of the compensation package used to retain existing employees and attract new employees and consultants. If Proposal No. 2 is not adopted, the Company will be limited in its ability to use options as part of a compensation package, and the Company's ability to retain existing employees and attract new employees and consultants may be adversely affected.

    Approval of the proposed amendment to the Certificate of Incorporation will allow the Board to move promptly to issue additional shares, if appropriate opportunities should arise, without the delay and expense of calling a special stockholders' meeting. The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be warranted. Like the presently authorized but unissued shares of the Company, the additional shares will be available without further action by the stockholders unless such action is required by applicable law or by the rules of the Nasdaq National Market or any applicable stock exchange. Stockholders do not presently have preemptive rights with respect to the current authorized Common Stock. Except in certain cases such as a stock dividend, the issuance of additional shares would have the effect of diluting the voting powers of existing stockholders. The Company has no other arrangements, commitments or understandings with respect to the sale of any additional shares, except in connection with the options outstanding under the Company's stock option plans.

    Although a proposal to increase the authorized capital stock of a company may be construed as having an anti-takeover effect, neither the management of the Company nor its Board of Directors views this proposal in that perspective. The proposal has not been prompted by an effort by anyone to gain control of the Company, and the Company is not aware of any such attempt. However, authorized shares of Common Stock could be used by the Board of Directors to frustrate or make more difficult a change in control of the Company. For example, shares could be used in connection with a so called "poison pill" or other right in an attempt to deter a hostile takeover or could be placed privately with purchasers who might side with the Board of Directors in opposing a hostile takeover bid. The issuance of such shares could also be used to dilute the ownership interest of such persons, increase the total amount of consideration necessary for such persons to obtain control or increase the voting power of friendly third parties. In addition, the Company's Certificate of Incorporation currently authorizes the Board of Directors to issue, without stockholder approval, shares of Preferred Stock with such powers, preferences and rights as shall be fixed by the Board and at March 31, 2000 there were no such shares of Preferred Stock outstanding. Such shares could be used in anti-takeover efforts as described above and could be given voting power sufficient to block proposals advanced by a substantial stockholder. The proposed amendment is not in response to any takeover attempt or proposal with respect to the Company.

VOTE REQUIRED

    The affirmative vote of the holders of a majority of the shares of Common Stock of the Company are entitled to vote at the 2000 Annual Meeting of Stockholders is required for the adoption of the amendment set forth above. Abstentions and broker non-votes have the same legal effect as a vote cast against the proposal.

    THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 2--AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK" TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

    BDO Seidman, LLP have been the independent auditors for the Company since November 15, 1992 and will serve in that capacity for the 2000 fiscal year. A representative of BDO Seidman, LLP will be present (either in person or by telephone) at the Annual Meeting and will have an opportunity to make a statement if he desires to do so, and will respond to appropriate questions from stockholders.

                             STOCKHOLDER PROPOSALS

    Stockholder proxies obtained by the Board of Directors in connection with the annual meeting of stockholders in the year 2001 will confer on the proxyholders discretionary authority to vote on any matters presented at the meeting which were not included in the proxy statement, unless notice of the matter to be presented at the meeting is provided to the Company's Corporate Secretary not later than March 10, 2001.

    All stockholder proposals which are intended to be presented at the 2001 Annual Meeting of Stockholders of the Company must be received by the Company no later than January 21, 2001 for inclusion in the Board of Directors' proxy statement and form of proxy relating to that meeting.

                                 OTHER BUSINESS

    The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

    The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

                                          By Order of the Board of Directors
                                          Thomas G. Collison
                                          SECRETARY

Dated: May   , 2000

    A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: TMP WORLDWIDE INC.,
ATTENTION: MYRON F. OLESNYCKYJ, ESQ., 1633 BROADWAY, 33RD FLOOR, NEW YORK, NEW YORK 10019.

                                                                      APPENDIX A

               PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

Article FIFTH of the Certificate is proposed to be amended to read as follows:

    (1)  CLASSES AND NUMBER OF SHARES

    The total number of shares of all classes of stock which the Corporation has authority to issue is one billion forty million (1,540,000,000) shares, consisting of 1 billion (1,500,000,000) shares of Common Stock, par value $.001 per share (the "Common Stock"), thirty-nine million (39,000,000) shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), two hundred thousand (200,000) shares of 10.5% Cumulative Preferred Stock, par value $10.00 per share (the "Cumulative Preferred Stock"), and eight hundred thousand (800,000) shares of Preferred Stock, par value $.001 per share, which shall have such designations as may authorized by the Board of Directors from time to time (the "Preferred Stock").

                               TMP WORLDWIDE INC.
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

         The undersigned hereby appoints Andrew J. McKelvey and Thomas Collison, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at Monster.com, 5 Clock Tower Place, Maynard, Massachusetts 01754 at 11:00 A.M. on Wednesday, June 14, 2000, and at any adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, as directed on the reverse side hereof.

         Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

               (To be Completed, Signed and Dated on Reverse Side)

/x/ Please mark your
    votes as in this
    example.

                                  Nominees:             3. Transaction of such other business as may
FOR      WITHHOLD                                          properly come before the meeting and any
/ /        / / 1. ELECTION        Andrew J. McKelvey       adjournments thereof.
                  OF              George R. Eisele
                  DIRECTORS       Ronald J. Kramer      NOTE:  THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO
                                  Michael Kaufman       SPECIFICATION IS MADE, IT WILL BE VOTED FOR ALL
                                  John Swann            NOMINEES IN PROPOSAL 1 AND FOR PROPOSAL 2.
                                  James J. Treacy       THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR
                                                        DISCRETION WITH RESPECT TO OTHER MATTERS WHICH
                                                        MAY COME BEFORE THE MEETING.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee's name below.)

-----------------------------------------------------

FOR   AGAINST   ABSTAIN
/ /    / /        / /   2. APPROVAL OF THE AMENDMENT
                           TO THE CERTIFICATE OF INCORPORATION


SIGNATURE___________________________________    DATE__________    SIGNATURE___________________________________

 DATE__________

                                                                        (SIGNATURE IF HELD JOINTLY)

NOTE: Please mark, date and sign exactly as name appears hereon, including designation as executor, trustee, etc. if applicable. A corporation must sign in its name by the President or other authorized officer. All co-owners must sign. PLEASE RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.